FOR IMMEDIATE RELEASE

SARATOGA BANCORP ANNOUNCES DIVIDEND PAYMENT


Saratoga Bancorp, parent company for Saratoga National Bank, is pleased to announce that its financial performance year-to-date in 1997 has provided the Company with the ability to return a portion of the profits to its shareholders.

Saratoga Bancorp announced a $0.10 per share cash dividend effective for shareholders of record as of April 29, 1997. The dividend will be paid on May 13, 1997.

Saratoga National Bank operates offices in Saratoga, Los Gatos and San Jose.


April 4, 1997